SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2013

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 1.02 is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On August 23, 2013, HopFed Bancorp, Inc. (the “Company”), Heritage Bank USA, Inc., Heritage Interim Corporation and Sumner Bank & Trust (“Sumner”) entered into a Mutual Termination Agreement (the “Termination Agreement”) to terminate that certain Agreement and Plan of Merger, dated as of February 11, 2013 (“Merger Agreement”), between the Company, Heritage Bank USA, Inc., Heritage Interim Corporation and Sumner. Each party will bear its own costs and expenses in connection with the terminated transaction, without penalties.

The foregoing summary of the Termination Agreement is not complete and is qualified in its entirety by reference to the complete text of the Termination Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference in its entirety.

A description of the terms of the Merger Agreement was included in Item 1.01 of the Current Report on Form 8-K filed by the Company on February 14, 2013 and to the extent required by Item 1.02 of Form 8-K, the description of the Merger Agreement is incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

Exhibit 10.1	Mutual Termination Agreement, dated as of August 23, 2013, by and among the Company, Heritage Bank USA, Inc., Heritage Interim Corporation and Sumner.

Exhibit 99.1	Press Release dated August 23, 2013, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: August 26, 2013	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer